Exhibit 10.17

$5,630,000
CITY OF CHASKA, MINNESOTA
VARIABLE RATE DEMAND PURCHASE REVENUE BONDS
(LIFECORE BIOMEDICAL, INC. PROJECT),

SERIES 2004

BOND PURCHASE AGREEMENT

August 19, 2004

Between

CITY OF CHASKA, MINNESOTA,

LIFECORE BIOMEDICAL, INC.

and

NORTHLAND SECURITIES, INC.

This document drafted by:

Dorsey & Whitney LLP
Suite 1500
50 South Sixth Street
Minneapolis, Minnesota 55402-1498

$5,630,000
City of Chaska, Minnesota
Variable Rate Demand Purchase Revenue Bonds
(Lifecore Biomedical, Inc. Project),
Series 2004

BOND PURCHASE AGREEMENT

City of Chaska, Minnesota
Chaska, Minnesota

Lifecore Biomedical, Inc.
Chaska, Minnesota

Ladies and Gentlemen:

     We (sometimes referred to as the “Underwriter”) hereby offer to purchase, upon the terms and conditions hereinafter specified, $5,630,000 aggregate principal amount of Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004 (the “Bonds”), to be issued by City of Chaska, Minnesota (referred to as the “City” or the “Issuer”). The Bonds are described in the Official Statement prepared in connection with the issuance of the Bonds (together with the respective Appendices thereto, the “Official Statement”). If and when accepted by all of you, this document shall constitute our Bond Purchase Agreement.

     1. Background. The Bonds are to be issued by the Issuer pursuant to, and will be secured as provided in, the Indenture of Trust (the “Indenture”) dated as of August 1, 2004, between the Issuer and Wells Fargo Bank, National Association, as trustee (as defined in the Indenture, the “Trustee”). The proceeds of the Bonds will be used to provide refinancing for a “project” (as more fully described in the Loan Agreement referred to below, the “Project”) undertaken by Lifecore Biomedical, Inc., a Minnesota corporation (the “Borrower”), in the City, through the refunding in full of the outstanding Industrial Development Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 1990, issued by the Issuer in the original aggregate principal amount of $7,000,000 (the “Refunded Bonds”). The Borrower will be obligated to make or cause to be made loan repayments at times and in amounts sufficient to repay the Bonds pursuant to a Loan Agreement (the “Loan Agreement”) dated as of August 1, 2004, and the proceeds of the Bonds will be loaned by the Issuer to the Borrower and will be applied to the refunding of the Refunded Bonds, as further provided in the Loan Agreement and the Indenture.

     The Bonds will be subject to such terms and provisions, including provisions with respect to the optional and mandatory tender and purchase thereof, as are set forth in the Indenture.

     Payment of the principal of, purchase price for, premium, if any, and interest on the Bonds is to be supported by a “direct pay” Irrevocable Letter of Credit (the “Letter of Credit”) to be issued by M&I Marshall & Ilsley Bank, a state banking association organized under the laws of the State of Wisconsin (the “Bank”).

     The Bonds are subject to purchase from the owners thereof by or on behalf of the Borrower through draws required to be made on the Letter of Credit on not less than seven days’ notice, and are also subject to mandatory tender for purchase under certain circumstances, all as further provided in the Indenture. Bonds tendered for purchase are to be remarketed, on a best efforts basis, by Northland Securities, Inc. (the “Remarketing Agent”) pursuant to the Remarketing Agreement dated as of August 1, 2004 ( the “Remarketing Agreement”), between the Borrower and the Remarketing Agent.

     The Bonds are to be sold by us pursuant to the Official Statement.

     2. Issuer’s Representations and Warranties. The Issuer hereby represents and warrants to the Underwriter that the issuance of the Bonds by the Issuer has been duly and validly authorized pursuant to the adoption by the governing body of a resolution on July 19, 2004 (the “Bond Resolution”), all pursuant to and in accordance with the relevant provisions of the Act.

     3. The Borrower’s Representations, Covenants and Warranties. The Borrower makes the following covenants, warranties and representations:

         (a) The Borrower is a corporation duly organized and existing under the laws of the State of Minnesota, with full power and authority to own its properties and conduct its operations as currently being conducted. The Borrower is conducting its business in substantial compliance with all applicable and valid laws, rules and regulations of each jurisdiction where it owns or leases substantial property or where it transacts material intrastate business.

         (b) The Borrower has full power and authority to execute and deliver the Loan Agreement, the Remarketing Agreement, the Tax Exemption Agreement and this Agreement and to carry out the terms thereof. This Agreement, the Remarketing Agreement, the Tax Exemption Agreement and the Loan Agreement, when executed and delivered by the respective parties thereto, will have been duly and validly authorized, executed and delivered by the Borrower, will be in full force and effect and will be valid and binding instruments of the Borrower, enforceable in accordance with their terms.

         (c) The consummation of the transactions herein contemplated and carrying out of the terms hereof will not result in violation of any provision of, or a default under, the articles of incorporation or bylaws of the Borrower or any indenture, agreement, mortgage, deed of trust, indebtedness, instrument, judgment, decree, order, statute, rule or regulation to which the Borrower is a party or by which it or its property is bound, other than violations or defaults which would not have a material and adverse effect on the operations or financial position of the Borrower or the ability of the Borrower to perform its obligations under the Loan Agreement, the Remarketing Agreement, the Tax Exemption Agreement or this Agreement, or on the legality, validity or enforceability of the Loan Agreement, the Remarketing Agreement, the Tax Exemption Agreement or this Agreement; provided, however, that the representations and warranties in this paragraph shall not apply to the qualification of the Bonds under state securities or “Blue Sky” laws or the law of any jurisdiction outside the United States.

         (d) No approval, authorization, consent or other order of any public board or body not obtained as of the date hereof (other than the registration under and compliance with the securities or “Blue Sky” laws of any state) is legally required for the transactions contemplated hereby.

         (e) The Borrower is not in violation of any provision of, or in default under, its articles of incorporation or bylaws or any indenture, agreement, mortgage, deed of trust, indebtedness, instrument, judgment, decree, order, statute, rule or regulation to which it is a party or by which it or its property is bound, other than violations and defaults which would not have a material and adverse effect on the operations or financial position of the Borrower and which would have no material and adverse effect on the transactions contemplated hereby. There is no provision of any judgment, decree, order, statute, rule or regulation that materially adversely affects the operations, properties, assets, liabilities or condition (financial or other) of the Borrower.

         (f) There are no legal or governmental proceedings pending or, to the best of the Borrower’s knowledge, threatened or contemplated by governmental authorities or threatened by others, to which the Borrower is or may become a party or to which any property of the Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by the Borrower which, if determined adversely to the Borrower, would not individually or in the aggregate have a material adverse effect on the operations or financial position of the Borrower.

         (g) Neither the Official Statement, nor any amendment or supplement thereto, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Borrower makes no representations, warranties or agreements as to information contained in the Official Statement or any such amendment or supplement regarding or furnished by the Underwriter, the Issuer, or the Bank in reliance upon and in conformity with written information furnished by us, by the Issuer or by the Bank specifically for use in the preparation thereof.

         (h) Subsequent to the respective dates as of which the information referred to in paragraph (g) was given and prior to the Closing Date hereinafter mentioned, (1) there has not been and will not have been any material adverse change in the operations of the Borrower, or the financial position of the Borrower, (2) no loss or damage (whether or not insured) to the property of the Borrower, has been or will have been sustained which materially and adversely affects the Borrower, and (3) no legal or governmental proceedings affecting the transactions contemplated by this Agreement have been or will have been instituted or threatened which are material and adverse.

         (i) The information supplied or to be supplied by the Borrower that has been or is to be relied upon by bond counsel (as stated in the opinion of such bond counsel given as of the date hereof) with respect to the tax-free status of interest on the Bonds is and shall be correct and complete.

     4. Purchase, Sale and Delivery of the Bonds. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, we agree to purchase, and the Issuer agrees to sell to us, the total principal amount of the Bonds at a purchase price of $5,573,700 (99% of par). Payment for the Bonds shall be made to the Issuer or its order in Federal Funds or by certified or official bank check or checks payable in immediately available funds at the offices of the Trustee, in Minneapolis, Minnesota, at 10:00 a.m. prevailing time on August 19, 2004, or at such later date as may be agreed upon by an appropriate officer of the Issuer and us against delivery of the Bonds to us. The date and time of such payment and delivery are herein called the “Closing Date”. The Bonds will be delivered in Book Entry Only Form, in accordance with the Indenture and standard procedures of The Depository Trust Company, New York, New York.

     5. The Borrower’s Covenants. The Borrower will:

         (a) if at any time for a period of 30 days after the date of the Official Statement an event shall have occurred as a result of which it is necessary to amend or supplement the Official Statement in order to make the statements therein not untrue or misleading, notify us promptly thereof and furnish to us an appropriate amendment or a supplement that will correct the statements in the Official Statement in order to make the statements therein not untrue or misleading; and

         (b) refrain from taking any action, or permitting any action to be taken with regard to which the Borrower may exercise control, that would cause the interest on the Bonds to become includible in the gross income of the recipients thereof for purposes of federal income taxation..

     6. Conditions of Purchase Obligation of Underwriter. Our obligation to purchase and pay for the Bonds is subject to the following conditions:

         (a) The representations and warranties of the Borrower shall be true and correct as of the date hereof and the Closing Date.

         (b) At the Closing Date the Borrower shall have performed all of its obligations hereunder theretofore to have been performed.

         (c) At the Closing Date, there shall be delivered to us and dated as of the Closing Date:

               (i) one or more opinions of Dorsey & Whitney LLP, Bond Counsel to the Borrower, in form and substance satisfactory to us, covering the tax-exempt status of interest on the Bonds and related matters.

               (ii) an opinion of counsel to the Borrower, in form and substance satisfactory to us.

               (iii) one or more opinions of counsel to the Bank, addressed to us and to the Trustee, in form and substance satisfactory to us and to the Trustee.

In rendering the above opinions, counsel may rely upon customary certificates and other customary matters.

         (d) The Loan Agreement, the Indenture, the Remarketing Agreement, the Tax Exemption Agreement and the Letter of Credit, in substantially the forms existing on the date hereof, with such changes therein as may be mutually agreed upon by the parties thereto and us, and all instruments contemplated thereby, shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date.

         (e) All proceedings and related matters in connection with the authorization, issue, sale and delivery of the Bonds shall have been satisfactory to bond counsel, and such counsel shall have been furnished with such papers and information as they may have reasonably requested to enable them to pass upon the matters referred to in this Section 5.

         (f) The Borrower shall have furnished or caused to be furnished to us on the Closing Date a certificate satisfactory to us as to the accuracy of all representations, warranties and covenants of the Borrower, contained herein as of the date hereof and as of the Closing Date and as to the performance by the Borrower of all of its obligations hereunder to be performed at or prior to the Closing Date.

         (g) The offer and sale of the Bonds and underlying securities shall be exempt from registration under the Securities Act of 1933, as amended; and the Indenture shall be exempt from qualification under the Indenture of Trust Act of 1939, as amended.

         (h) We shall have been provided with such quantities of the Official Statement at such time or times as shall be necessary for us to comply with any applicable provision of law or regulation, including Regulation 15c2-12 promulgated by the Securities and Exchange Commission.

         (i) The Bonds shall have been assigned a rating of “Aa3/Vmig1” by Moody’s Investors Services, Inc.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are in all material respects satisfactory to us, as to which we shall act reasonably.

     If any condition of our obligation hereunder to be satisfied prior to the Closing Date is not so satisfied, this Agreement may be terminated by us by notice in writing to the Borrower and the Issuer.

     We may waive in writing compliance by the Borrower or the Issuer with any one or more of the foregoing conditions or extend the time for their performance.

     7. Indemnification. The Borrower hereby agrees to indemnify and hold harmless the Issuer and the Underwriter and the directors, officers, and employees of the Issuer and the Underwriter, as well as any person who controls the Issuer or the Underwriter, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable state securities law (singularly, the “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages and liabilities, joint or several, to which the Indemnified Parties may become subject under federal laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact with respect to the Borrower contained in the Official Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein such a material fact if necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Borrower will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with any information furnished in writing by the Issuer, the Underwriter or the Bank or their respective agents.

     If any action or proceeding shall be brought or asserted against any Indemnified Party for which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party, and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Borrower. The Borrower shall not be liable for any settlement of any such action or proceeding effected without its consent but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

     8. Offering by Underwriter. We shall offer the Bonds for sale in transactions exempt from registration under the applicable securities laws in the states in which the Bonds will be reoffered, or in compliance with such registration requirements, as may be further set forth in the Official Statement. Concessions from the offering price may be allowed to selected dealers and special purchasers. The initial offering price and concessions set forth in the Official Statement may vary after the initial offering. The Bonds may be offered at prices other than the par value thereof. The Borrower hereby consents to the use by the Underwriter of the Official Statement. The Borrower represents, warrants, certifies, ratifies and confirms that the Official Statement, as of its date, was in final form, within the meaning of Rule 15c2-12, promulgated by the Securities and Exchange Commission.

     The use by the Underwriter of the Official Statement (the “Official Statement”), in connection with the sale of the Bonds is hereby authorized and approved by the Issuer and the Borrower; provided such authorization and approval by the Issuer shall not be deemed to include authorization and approval of information contained in such Official Statement other than information describing the Issuer or its litigation, and only as the same relates to the Issuer, but nothing contained in the resolution shall be construed as prohibiting or limiting the Underwriter and the Borrower from including such information as they reasonably deem appropriate.

     9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Borrower and the Underwriter or their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect and will survive delivery of and payment for the Bonds; provided, however, that representations made herein speak only as of the date hereof.

     10. Payment of Costs and Expenses. All costs and expenses incident to the execution and performance of this Bond Purchase Agreement and to the sale and delivery of the Bonds to the Underwriter, including, but not limited to, an underwriting fee payable to the Underwriter in the amount of $56,300 (1.00% of the aggregate principal amount of the Bonds), against which underwriting fee any discount from par in the purchase price for the Bonds shall serve as a credit, the fees and expenses of the Issuer in connection with the issuance of the Bonds, the fees and expenses of counsel to the Borrower, the fees and expenses of Bond Counsel to the Borrower, the fees and expenses of Disclosure Counsel to the Borrower, the fees and expenses of counsel to the Bank, the fees and expenses of counsel to the Issuer, all costs and expenses with respect to the examination of, and registration of the Bonds under, the securities or “Blue Sky” laws of the various jurisdictions in which the Bonds are to be offered or sold, and the costs and expenses of preparing, printing and distributing the Official Statement, the Bonds, this Agreement, the Indenture, the Loan Agreement, the Remarketing Agreement, the Tax Exemption Agreement, the Letter of Credit, and related documents shall be payable by the Borrower. Notwithstanding anything else contained in this Section 10 to the contrary, issuance costs (including underwriting discount) financed by the Bonds shall not exceed 2.00% of the proceeds of the Bonds.

     11. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date by us by written notice to the Issuer and the Borrower if in our reasonable judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Bonds agreed to be purchased hereunder by reason of (i) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or general or minimum prices having been established on either such Exchange, (ii) a banking moratorium having been declared by either Federal or applicable state authorities, (iii) an outbreak of major hostilities or other national or international calamity having occurred (it being agreed that no such event is in existence as of the date hereof), (iv) any action having been taken by any government in respect of its monetary affairs which, in our reasonable opinion, has a material adverse effect on the United States securities markets, (v) legislation is introduced in Congress, or a decision rendered by any court, or any order, ruling, regulation or statement issued by any agency of the United States which, in the opinion of the Underwriter, could result in the interest payable on the Bonds being subject to United States income taxes or the Bonds, Loan Agreement, Indenture, or Letter of Credit being subject to registration or qualification with the Securities and Exchange Commission, (vi) by reason of a default with respect to any security issued by a state or any subdivision or instrumentality of a state having a population of over one million, which, in the opinion of the Underwriter, has a material adverse effect on the United States securities markets, or (vii) the occurrence of any event, or knowledge to that effect, which makes untrue, incorrect or misleading in any material respect any statement or information contained herein or in the Official Statement. If this Agreement shall be terminated pursuant to

Section 5 or this Section 11, or if the purchase provided for herein is not consummated because any condition to our obligation hereunder is not satisfied or because of any refusal, inability or failure on the part of the Borrower or the Issuer to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Borrower or the Issuer shall be unable to perform all of its respective obligations under this Agreement, neither the Borrower nor the Issuer shall be liable to us for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Borrower shall remain liable for payment of costs and expenses, to the extent provided in Section 10 hereof, except for payment of any underwriting commissions, and, except where termination occurs pursuant to the first sentence of this Section 11, or as a result of the Underwriter’s inability to comply with any of its obligations hereunder, the Borrower shall pay all out-of-pocket expenses incurred by us in contemplation of the purchase and sale of the Bonds.

     12. Notices and Governing Law. All communications hereunder shall be in writing and, except as otherwise provided, shall be delivered at, or mailed or telecopied to, the following addresses: if to the Underwriter, to Northland Securities, Inc., at 45 South Seventh Street, Suite 2500, Minneapolis, Minnesota 55402, Attention: Public Finance; if to the Borrower addressed to Lifecore Biomedical, Inc., at 3515 Lyman Boulevard, Chaska, Minnesota 55318, Attention: Chief Financial Officer; and if to the Issuer, addressed to it at City of Chaska, City Hall, Chaska, Minnesota 55318, Attention: City Administrator.

     This Agreement is governed by the laws of the State of Minnesota. Venue for any action under this Agreement to which the Issuer is a party shall lie within the district courts of the State of Minnesota, and the parties hereto consent to the jurisdiction and venue of any such court and hereby waive any argument that venue in such forums is not convenient.

     13. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the Underwriter, the Borrower and the Issuer, and, to the extent expressed, any person controlling the Issuer, the Underwriter, the Borrower and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriter of the Bonds.

     14. Time. Time shall be of the essence of this Agreement.

     15. Counterparts. This Agreement may be executed in any number of counterparts.

     If the foregoing is in accordance with your understanding of the Agreement, kindly sign and return to us the enclosed duplicate copies hereof, whereupon it will become a binding agreement among the Issuer, the Borrower and the Underwriter in accordance with its terms.

Very truly yours,

NORTHLAND SECURITIES, INC.,

By	/s/ CHRIS FLANNERY

Its Senior Vice President

Confirmed and accepted as of the date first above written.

CITY OF CHASKA

By	/s/ GARY F. VAN EYLL
Mayor

And by	/s/ DAVE POKORNEY
City Administrator

[Signature Page to Bond Purchase Agreement dated August 19, 2004, between the City of
Chaska, Minnesota, Lifecore Biomedical, Inc. and Northland Securities, Inc.]

LIFECORE BIOMEDICAL, INC.

By	/s/ DENNIS J. ALLINGHAM
Its President and Chief Executive Officer

[Signature Page to Bond Purchase Agreement dated August 19, 2004, between the City of
Chaska, Minnesota, Lifecore Biomedical, Inc. and Northland Securities, Inc.]

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